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                                                                    EXHIBIT 99.1



                          TRANSACT TECHNOLOGIES REPORTS
                           FIRST QUARTER 2003 RESULTS

                 Casino Thermal Printer Sales Rise Significantly


Wallingford,  CT, April 30, 2003 - TransAct  Technologies  Incorporated (Nasdaq:
TACT), a leading producer of transaction-based printers for customers worldwide, today announced financial results for the first quarter ended March 31, 2003.

Revenues for the first quarter ended March 31, 2003 were $9.0 million, compared to $10.5 million in the same period a year ago. Net loss for the quarter was $198,000 or $0.05 per share, compared to a net loss of $129,000 or $0.04 per share in the first quarter of 2002. The per share amounts in each period are after giving effect to preferred stock dividends and accretion charges. The Company provided first quarter 2003 guidance on March 6, 2003 for revenues of approximately $8.5 million with a net loss of about $0.11 per share.

Bart C. Shuldman, Chairman and Chief Executive Officer of TransAct Technologies, said, "The first quarter was encouraging for us despite the challenging market due to the economy and war. In fact, we beat our bottom line guidance by $0.06 per share on higher than expected casino thermal printer sales. This is an exciting time for us as the acceleration in the rollout of ticket-in/ticket-out slot machines is finally happening. Based on current customer forecasts, all indications are that our gaming and lottery business will continue to expand in the second quarter as we expect to ship even more casino thermal printers and we begin volume shipments of our new GTECH thermal lottery printer. Complementing this growth, we continue to be pleased with the sales progress of our POSjet and Bankjet product lines, as we have a number of significant projects in front of us."

Richard L. Cote, Executive Vice President and Chief Financial Officer of TransAct Technologies, commented, "As expected, we had a $3.6 million year over year decline in shipments to GTECH of impact lottery printers, as GTECH transitioned to our new thermal lottery printer. In fact, we began shipping the new thermal printer in April. Just as important, we were able to substantially offset the first quarter's expected decline in impact lottery printer sales with a $2.6 million increase in sales of our casino slot printers over the first quarter of 2002. Our gross margin improved to 27.1% from 25.0% in the first quarter of 2002, despite lower revenues of approximately $1.5 million, due to a favorable product mix. We expect our gross margin to show further improvement as the volume of shipments increases, particularly in our gaming and lottery business."

Looking  Forward
Shuldman concluded, "We entered the second quarter with confidence in our prospects based on current business levels, new thermal printer shipments to GTECH and expected growth in our casino printer business. For the second quarter ending June 30, 2003, we expect to achieve sequential revenue growth exceeding 40% to approximately $13.0 million, with earnings per

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share of about $0.11.  Overall, we remain very confident about TransAct's growth prospects given the momentum of our core gaming and lottery business, the fundamentals of our POS business, our strong patent portfolio and the operating leverage that exists in our business model."

Investor  Conference Call / Webcast Details
TransAct will review detailed first quarter 2003 results and forward guidance on Wednesday, April 30 at 10AM EDT. The conference call-in number is 800-362-0571. A replay will be available from 1PM EDT on April 30 through 12AM EDT, May 7. The replay number is 800-839-3613 (domestic) or 402-220-2973 (international). The confirmation number is S207. Investors can access the conference call via a live webcast on the Company's website at www.transact-tech.com. A replay of the call will be archived on that website for one week.

About TransAct Technologies Incorporated
TransAct (Nasdaq: TACT) designs, develops, manufactures and markets transaction-based printers under the ITHACA and MAGNETEC names. In addition, the Company markets related consumables, spare parts and service. The Company's printers are used worldwide to provide receipts, tickets, coupons, register journals and other documents. TransAct focuses on two core markets:
point-of-sale (POS) and gaming and lottery. TransAct sells its products to original equipment manufacturers, value-added resellers and selected distributors, as well as directly to end-users. The Company's product distribution spans across the Americas, Europe, the Middle East, Africa, the Caribbean Islands and the South Pacific. For further information, visit TransAct's web site located at www.transact-tech.com.

CONTACTS:
Richard L. Cote, Chief Financial Officer, 203-269-1198 Ext. 6020 or David Pasquale, 646-536-7006, or Jim Olecki, 646-536-7021 both with The Ruth Group

# # #

Forward-Looking Statements:
The Company's forward-looking statements in this press release are subject to a number of risks and uncertainties. Risks and uncertainties include, but are not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers, including GTECH Corporation; dependence on third parties for sales in Europe and Latin America; economic and political conditions in the United States, Europe and Latin America; marketplace acceptance of new products, risks associated with foreign operations; the Company's ability to successfully sublease its facility in Wallingford, CT subsequent to its closing; availability of third-party components at reasonable prices; and the absence of price wars or other significant pricing pressures affecting the Company's products in the United States or abroad. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.


                              - - Tables Follow -


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                       TRANSACT TECHNOLOGIES INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                    Three Months ended
(In thousands, except per share amounts)                 March 31,
                                     -------------------------------------------
                                             2003                    2002
                                     --------------------    -------------------

Net sales                            $        9,012           $      10,525
Cost of sales                                 6,571                   7,899
                                     --------------------    -------------------

Gross profit                                  2,441                   2,626
                                     --------------------    -------------------

Operating expenses:
   Engineering, design and product
    development costs                           562                     546
   Selling and marketing expenses             1,044                   1,031
   General and administrative
    expenses                                  1,099                   1,176
   Business consolidation and
    restructuring expenses
                                                  -                      41
                                     --------------------    -------------------
                                              2,705                   2,794
                                     --------------------    -------------------

Operating loss                                 (264)                   (168)
Other income                                      -                      21
                                     --------------------    -------------------

Loss before interest and income
  taxes                                        (264)                   (147)
Interest expense, net                            46                      55
                                     --------------------    -------------------

Loss before income taxes                       (310)                   (202)
Income tax benefit                             (112)                    (73)
                                     --------------------    -------------------

Net loss                                       (198)                   (129)
Dividends and accretion on preferred
 stock                                          (90)                    (90)
                                     --------------------    -------------------

Net loss available to common
     shareholders                    $         (288)        $          (219)
                                     ====================   ====================

Net loss per share:
     Basic and diluted               $        (0.05)        $         (0.04)
                                     ====================   ====================

Shares used in per share calculation:
     Basic and diluted                        5,674                   5,604
                                     ====================   ====================

                       SUPPLEMENTAL INFORMATION - SALES BY MARKET:
                                                  Three months ended
                                                      March 31,
                                     -------------------------------------------
                                             2003                    2002
                                     --------------------    -------------------
Point of sale                        $        4,331          $        4,072
Gaming and lottery                            4,681                   6,453
                                     --------------------    -------------------

  Total net sales                    $        9,012          $       10,525
                                     ====================   ====================